SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) February 3, 2006

Inverness Medical Innovations, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation)	001-16789 (Commission file number)	04-3565120 (IRS Employer Identification No.)

51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453 (Address of principal executive offices)

Registrant’s telephone number, including area code: (781) 647-3900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  3.02.    UNREGISTERED SALE OF SECURITIES

ITEM  8.01.    OTHER EVENTS

On February 3, 2006, Inverness Medical Innovations, Inc. (the “Company”) entered into definitive agreements with funds affiliated with 14 accredited institutional investors to sell 3,400,000 shares of its common stock in a private placement at $24.41 per share (the “Private Placement”).  Net proceeds from the Private Placement, which closed on February 8 and 9, 2006, were $79.3 million after subtracting aggregate placement fees and commissions of approximately $3.7 million.  The Company’s press release announcing the Private Placement is attached hereto and incorporated herein by reference.

The Shares were offered and sold without registration under the Securities Act of 1933 in reliance upon the exemption provided by Rule 506 of Regulation D.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

c) Exhibits. The following exhibit is filed with this document.

Exhibit Number	Description

*99.1	Press Release dated February 7, 2006, entitled “Inverness Medical Innovations Agrees to Sell 3,400,000 Shares of Common Stock”

*Previously filed

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVERNESS MEDICAL INNOVATIONS, INC.

By:	/s/ Jay McNamara
Jay McNamara Associate General Counsel

Dated: February 10, 2006

EXHIBIT INDEX

Exhibit Number	Description

*99.1	Press Release dated February 7, 2006, entitled “Inverness Medical Innovations Agrees to Sell 3,400,000 Shares of Common Stock”

*Previously filed